                                                                 EXHIBIT 4-D-10


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               OTTER TAIL POWER COMPANY

                                          TO

                           FIRST TRUST NATIONAL ASSOCIATION

                                         AND

                                  JAMES A. EHRENBERG

                                     AS TRUSTEES

                                  _________________


                            FORM OF SUPPLEMENTAL INDENTURE

                                  _________________


                            DATED AS OF

                                  _________________

    SUPPLEMENTAL TO FIRST MORTGAGE, DATED AS OF JULY 1, 1936, AS AMENDED BY
                  FORTY-    SUPPLEMENTAL INDENTURES DATED VARIOUSLY
                   MARCH 1, 1939 THROUGH

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                          -

                                  TABLE OF CONTENTS

                                  -----------------

                                                                           PAGE
Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Recitals as to

A.  Execution and delivery of Original Indenture and appointment of
    successor individual Trustees. . . . . . . . . . . . . . . . . . . .    1

B.  Execution and delivery of first forty-   Supplemental Indentures;
    Indenture completely revised by Twenty-first Supplemental Indenture
    (the "Revised Indenture") and further revised by subsequent
    Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . . .    1

C.  Outstanding Bonds. . . . . . . . . . . . . . . . . . . . . . . . . .    3

D.  Determination to create a new series of Bonds, sometimes called the
    "Series of     ", issuable only in fully registered form . . . . . .    3

E.  Proposed issuance of $           principal amount of
    Series     Bonds . . . . . . . . . . . . . . . . . . . . . . . . . .    4

F.  Performance of conditions precedent to this Supplemental Indenture .    4


                                      ARTICLE I.

                        CREATION OF AND TERMS OF THE SERIES OF

SECTION 1.  Series created; limited to $     principal amount. . . . . . .  4

SECTION 2.  Issuable only as fully registered Bonds; dates; maturity;
            rate of and dates of interest payments; places of payment. . .  4

SECTION 3.  Denominations and numbering. . . . . . . . . . . . . . . . . .  5

SECTION 4.  Form of Bonds. . . . . . . . . . . . . . . . . . . . . . . . .  5

SECTION 5.  Temporary Bonds shall be printed; definitive Bonds may be printed or lithographed on steel engraved borders or
            printed. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 6.  Temporary Bonds issuable as fully registered Bonds subject to all of the provisions of Section 4.09 of the Revised Indenture and definitive Bonds having all of the benefits, except as noted, of Section 4.06 of the Revised Indenture; no charge for transfer or exchange of Bonds except as noted. . . . . . . . . 10

                                          -

                                                                           PAGE

SECTION 7.  Optional redemption of Bonds; redemption of Bonds through the sinking fund provided by Section 8
            and from the net proceeds accruing from certain
            sales of mortgaged property; Article VII of Revised
            Indenture supplemented with respect only to Bonds of
            the Series of      . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 8.  Sinking fund for Bonds of all series while any Bonds
            of the Series of      are outstanding. . . . . . . . . . . . . 13

SECTION 9.  Restriction on payment of dividends on Common Shares
            while any Bonds of the Series of      are outstanding. . . . . 15


                                     ARTICLE II.

                                    MISCELLANEOUS

SECTION 10. All provisions of this Supplemental Indenture are part of the Original Indenture as heretofore revised;
            Original Indenture as heretofore revised not modified
            except as expressly set forth herein . . . . . . . . . . . . . 15

SECTION 11. Severability of provisions . . . . . . . . . . . . . . . . . . 16

SECTION 12. Execution in counterparts. . . . . . . . . . . . . . . . . . . 16

SECTION 13. Exempt from Minnesota State Transfer Tax . . . . . . . . . . . 16

Signatures, witnesses and acknowledgments. . . . . . . . . . . . . . . . . 17


                                          -

THIS FORTY-    SUPPLEMENTAL INDENTURE is made as of
               by OTTER TAIL POWER COMPANY, a Minnesota corporation, with its principal office and post office address at 215 South Cascade Street, Box 496, Fergus Falls, Minnesota 56538-0496, party of the first part (the "Company"), and FIRST TRUST NATIONAL ASSOCIATION, a national association, with its principal office and post office address at First Trust Center, St. Paul, Minnesota 55101, and James A. Ehrenberg of St. Paul, Minnesota, whose post office address is in care of First Trust National Association, parties of the second part (the "Trustees").

                                      RECITALS:

  A. The Company made, executed and delivered to First Trust National Association (formerly named First Trust Company of Saint Paul and First Trust Company, Inc.) (the "corporate Trustee") and Louis S. Headley (the "individual Trustee"), as Trustees, an Indenture of Mortgage dated as of the 1st day of July, 1936 (the "Original Indenture"), in and by which Original Indenture the Company conveyed and mortgaged to the Trustees all of the property then owned or to be thereafter acquired by the Company (except as therein otherwise expressly provided) to secure the First Mortgage Bonds (the "Bonds") of the Company consisting of one or more series and not limited as to the aggregate principal amount thereof to be at any time issued and outstanding (except as therein expressly provided) thereunder. Louis S. Headley was succeeded as individual Trustee by Russell M. Collins on January 10, 1951. Russell M. Collins was succeeded as individual Trustee by D. L. Doyon on April 24, 1964. D. L. Doyon was succeeded as individual Trustee by James A. Ehrenberg on April 27, 1982.

  B. The Company made, executed and delivered to the corporate Trustee and the then acting individual Trustee, as Trustees, the following Supplemental Indentures, each supplementing the Original Indenture and all prior Supplemental
Indentures:

          First Supplemental Indenture dated March 1, 1939 Second Supplemental Indenture dated September 1, 1941 Third Supplemental Indenture dated September 15, 1941 Fourth Supplemental Indenture dated November 1, 1941 Fifth Supplemental Indenture dated December 29, 1941 Sixth Supplemental Indenture dated August 1, 1944 Seventh Supplemental Indenture dated October 14, 1944 Eighth Supplemental Indenture dated November 15, 1944

                                          -

          Ninth Supplemental Indenture dated July 15, 1947
          Tenth Supplemental Indenture dated August 13, 1947
          Eleventh Supplemental Indenture dated October 1, 1947 Twelfth Supplemental Indenture dated April 29, 1948 Thirteenth Supplemental Indenture dated August 1, 1948 Fourteenth Supplemental Indenture dated April 22, 1949 Fifteenth Supplemental Indenture dated September 15, 1950 Sixteenth Supplemental Indenture dated October 27, 1950 Seventeenth Supplemental Indenture dated February 27, 1951 Eighteenth Supplemental Indenture dated October 27, 1952 Nineteenth Supplemental Indenture dated December 1, 1953 Twentieth Supplemental Indenture dated March 1, 1957 Twenty-first Supplemental Indenture dated July 1, 1958 Twenty-second Supplemental Indenture dated July 15, 1958 Twenty-third Supplemental Indenture dated November 30, 1960 Twenty-fourth Supplemental Indenture dated January 16, 1961 Twenty-fifth Supplemental Indenture dated August 29, 1963 Twenty-sixth Supplemental Indenture dated October 23, 1963 Twenty-seventh Supplemental Indenture dated October 8, 1965 Twenty-eighth Supplemental Indenture dated March 1, 1971 Twenty-ninth Supplemental Indenture dated May 1, 1971 Thirtieth Supplemental Indenture dated December 1, 1972 Thirty-first Supplemental Indenture dated February 1, 1973 Thirty-second Supplemental Indenture dated January 18, 1974 Thirty-third Supplemental Indenture dated December 1, 1974 Thirty-fourth Supplemental Indenture dated November 1, 1975 Thirty-fifth Supplemental Indenture dated April 1, 1977 Thirty-sixth Supplemental Indenture dated July 1, 1978 Thirty-seventh Supplemental Indenture dated November 1, 1978 Thirty-eighth Supplemental Indenture dated October 1, 1979 Thirty-ninth Supplemental Indenture dated October 15, 1979 Fortieth Supplemental Indenture dated November 1, 1980 Forty-first Supplemental Indenture dated August 1, 1989 Forty-second Supplemental Indenture dated December 1, 1990 Forty-third Supplemental Indenture dated February 1, 1991 Forty-fourth Supplemental Indenture dated September 1, 1991 Forty-fifth Supplemental Indenture dated July 1, 1992.

In and by these Supplemental Indentures the Company conveyed and mortgaged to the Trustees in the trust established by the Original Indenture the additional properties described in such Supplemental Indentures, made amendments to the Original Indenture and added other covenants and agreements to the covenants and agreements of the Company contained in the Original Indenture as theretofore amended. The Twenty-first Supplemental Indenture (hereinafter called the "Revised Indenture")

                                          -
revised and restated all of the provisions of Articles One to Twenty-two, both inclusive, of the Original Indenture, as theretofore amended and supplemented, and all of the provisions of the Supplemental Indentures prior thereto, except the Granting Clauses thereof, and of the resolutions creating the series of Bonds of the Company then outstanding. Certain of the provisions were further revised by the Twenty-second Supplemental Indenture and the Thirty-second Supplemental Indenture. The Original Indenture as amended, supplemented and revised by all of the indentures supplemental thereto is referred to as the "Indenture".

  C. The indebtedness of the Company now outstanding and secured by the Indenture consists of the following First Mortgage Bonds:

                                                                 PRINCIPAL
          SERIES                                                  AMOUNT

          8 3/4 % Series of 1997. . . . . . . . . . . . . . . . .
          7 1/4 % Series of 2002. . . . . . . . . . . . . . . . .
          7 5/8 % Series of 2003. . . . . . . . . . . . . . . . .
          6.00%--6.80% Pollution Control. . . . . . . . . . . . .
            (Big Stone Project) Series 1991 . . . . . . . . . . .
          8 1/8 % Pollution Control . . . . . . . . . . . . . . .
            (Coyote Project) Series B . . . . . . . . . . . . . .
          6.00%-6.90% Pollution Control . . . . . . . . . . . . .
            (Coyote Project) Series 1991. . . . . . . . . . . . .
          8 3/4 % Series of 2021. . . . . . . . . . . . . . . . .
          8 1/4 % Series of 2022. . . . . . . . . . . . . . . . .

  D. Pursuant to power reserved by the Company in the Indenture, the Company has determined, by appropriate action of its Board of Directors, to create in
and by this Forty-      Supplemental Indenture a new series of Bonds to be known
and designated as the   % Series of      (sometimes hereinafter called the
"Series of     "), the Bonds of which series are to be known and designated as
"First Mortgage Bonds,   % Series of     " and are hereinafter sometimes called
the "Series of      Bonds", which series of Bonds is limited to $
aggregate principal amount thereof and which will be issuable only in fully registered form without coupons, and the Company desires in and by this Forty-
  Supplemental Indenture further to supplement the Indenture by setting forth
the terms of and matters in respect of the Series of      Bonds, all as required
or permitted by the Indenture.

  E.  The Company is about to issue under the Indenture, as hereby supplemented,
the $           principal amount of the Series of      Bonds.

                                          -

  F.  The execution, acknowledgment and delivery of this Forty-
Supplemental Indenture have been in all respects duly authorized by action duly taken by the Board of Directors of the Company, and all things necessary
to make this Forty-      Supplemental Indenture the valid, binding and legal
obligation of the Company have been done and performed.

  NOW, THEREFORE, THIS INDENTURE WITNESSETH: That for and in consideration of the purchase and acceptance of the Bonds issued or to be issued under the Indenture, as the same may be amended or supplemented from time to time, by the several and various persons who have and will by such purchase and acceptance from time to time become holders thereof and in further consideration of the sum of One Dollar ($1.00), lawful money of the United States of America, to the Company duly paid by the Trustees at or before the execution and delivery of
this Forty-      Supplemental Indenture, the receipt and sufficiency of which is acknowledged by the Company, the Company and the Trustees have executed and
delivered this Forty-      Supplemental Indenture and do hereby agree and
declare as follows:

                                      ARTICLE I.

                        CREATION OF AND TERMS OF THE SERIES OF

  SECTION 1. There is hereby created and authorized a series of Bonds of the Company issuable under and secured by the Indenture, which series will be known
and designated as the   % Series of     , and the Bonds of which series shall be
known and designated as the "First Mortgage Bonds,   % Series of     ", which
series shall be limited to $           aggregate principal amount of Bonds.

  SECTION 2. Each First Mortgage Bond,   % Series of      shall be issuable only
as a fully registered Bond without coupons and shall be dated as of the interest payment date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an interest payment date to which interest was paid, in which event it shall be dated as of the date of issue, or (b) issued prior to the occurrence of the first interest payment date on which interest is to be
paid, in which event it shall be dated         . All Bonds of such series shall
mature        , and shall draw interest at the rate of   % per annum (computed
on the basis of a 360-day year of twelve 30-day months), payable semi-annually
on the       day of         and of each year. All Bonds of such Series shall be
payable, as to principal, premium, if any, and interest, at the office or

                                          -
agency of the Company in the City of St. Paul, Minnesota (presently the office of First Trust National Association in said City), except that interest may be paid at the option of the Company by checks or drafts payable to the registered holders of the Bonds as they appear on the books maintained by the corporate Trustee pursuant to Section 4.10 of the Revised Indenture mailed to such holders at their addresses appearing on such books.

  The Company shall not be required (i) to make transfers or exchanges of Bonds of such Series for a period of ten days next preceding any interest payment date or next preceding any selection of such Bonds to be redeemed, or (ii) to register the transfer or exchange of any Bond so selected for redemption in whole or in part except, in the case of any Bonds selected for redemption in part, the portion thereof not to be redeemed.

  SECTION 3. Definitive Bonds of the Series of      shall be issuable in
denominations of $1,000 or any multiple thereof as may be executed by the Company and delivered to the corporate Trustee for authentication and delivery. Bonds of such Series may be issued in temporary form in denominations of $1,000 or any multiple thereof as the Company may direct in a writing addressed to the corporate Trustee, which temporary Bonds shall be fully registered without coupons and shall be in the same form as the definitive Bonds, except that the word "temporary" shall be inserted in the title of said Bonds. The definitive Bonds shall be appropriately lettered and numbered. The temporary Bonds shall be lettered "T" and numbered consecutively beginning with the number "1".

  SECTION 4. The form of the Bonds of the Series of      and of the certificate
of the corporate Trustee to be endorsed on all such Bonds shall be as follows:

                                   (FORM OF BONDS)
                                        (FACE)
          No.                                                         $
                               OTTER TAIL POWER COMPANY
                          First Mortgage Bond,   % Series of

  FOR VALUE RECEIVED, Otter Tail Power Company, a corporation of the State of
Minnesota (hereinafter called the "Company"), promises to pay to           or
registered assigns on         the principal sum of      Dollars in lawful money
of the United States of America and to pay interest thereon to the registered
holder hereof from the date hereof at the rate of         per centum (  %) per
annum (computed on the

                                          -
basis of a 360-day year of twelve 30-day months) in like money, semi-annually on
the    day of         and        of each year, until the payment of said
principal sum. The principal hereof, premium, if any, and interest hereon shall be paid at the office or agency of the Company in the City of St. Paul, Minnesota (presently the office of First Trust National Association in said
City), except that interest may be paid at the option of the Company by check or draft payable to the registered holder hereof appearing on the registry books maintained by the corporate Trustee mailed to the registered holder hereof at his address appearing on such books.

  THIS BOND IS CONTINUED ON THE REVERSE SIDE HEREOF AND THE ADDITIONAL PROVISIONS THERE SET FORTH SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

  This Bond shall not be valid or become obligatory for any purpose unless and until the certificate endorsed hereon shall have been executed by the corporate Trustee under the Indenture.

  IN WITNESS WHEREOF, Otter Tail Power Company has caused this Bond to be signed by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal to be affixed hereto or a facsimile thereof to be imprinted or engraved hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:
                                        OTTER TAIL POWER COMPANY

                                        By
                                           -------------------------------------
                                                       PRESIDENT

Attest:

- -------------------------------------
               SECRETARY

                                      (REVERSE)

  This Bond is one of an authorized series of Bonds of the Company hereinafter specified and is one of an authorized issue of Bonds of the Company known generally as its First Mortgage Bonds, issued or to be issued in one or more series in accordance with and equally secured by an indenture of mortgage dated as of July 1, 1936, duly executed and delivered by the Company to First Trust National Association (formerly named First

                                          -

Trust Company of Saint Paul and First Trust Company, Inc.), a national association, and Louis S. Headley (to whom James A. Ehrenberg is the successor), as Trustees, and any and all indentures supplemental thereto, to which indenture, as amended, revised and supplemented by the indentures supplemental thereto (hereinafter called the "Indenture"), reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights of the holders of said Bonds and of the Trustees and of the Company with respect to such security and the terms and conditions upon which the said Bonds are and are to be issued and secured. The different series of said Bonds may mature at different dates, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of the series
designated "First Mortgage Bonds,   % Series of     " created by the Forty-
Supplemental Indenture dated as of        .

  At the option of the Company and upon the notice and in the manner and with the effect provided in the Indenture, any or all of the Bonds of the Series
of     , of which this is one, may be redeemed by the Company at any time and from time to time upon payment of the percentages of the principal amount thereof set forth in the following table under the heading "General Redemption Price":

                     IF REDEEMED DURING THE TWELVE MONTHS' PERIOD BEGINNING
                        GENERAL                           GENERAL                           GENERAL
                      REDEMPTION                         REDEMPTION                       REDEMPTION
                        PRICE                              PRICE                             PRICE
- ----------            ----------       ----------        ----------       ----------      ----------

     (GENERAL REDEMPTION PRICES ARE TO BE INSERTED IN EACH BOND IN CONFORMITY WITH THE SCHEDULE OF GENERAL REDEMPTION PRICES IN THE FIRST PARAGRAPH OF
    SECTION 7.)

together, in each case, with accrued interest to the redemption date; PROVIDED,
HOWEVER, that no Bonds of the Series of      shall be redeemed prior
to         directly or indirectly from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an effective interest cost to the Company, computed in accordance with generally accepted
financial practice, of less than   % per annum.

  The Bonds of the Series of      (a) shall be redeemed by the Company from time
to time to the extent and upon the notice and in the manner and with the effect provided in the Indenture from funds in the sinking fund provided by the Indenture, and (b) may be redeemed by the Company at

                                          -
any time and from time to time at the option of the Company and upon the notice and in the manner and with the effect provided in the Indenture from the net proceeds accruing from certain sales of mortgaged property as more fully provided in the Indenture, upon payment of the percentages of the principal amount thereof set forth in the following table under the heading "Special Redemption Price":

                     IF REDEEMED DURING THE TWELVE MONTHS' PERIOD BEGINNING
                       SPECIAL                            SPECIAL                          SPECIAL
                      REDEMPTION                         REDEMPTION                       REDEMPTION
                        PRICE                              PRICE                             PRICE
- ----------            ----------       ----------        ----------       ----------      ----------

     (SPECIAL REDEMPTION PRICES ARE TO BE INSERTED IN EACH BOND IN CONFORMITY WITH THE SCHEDULE OF SPECIAL REDEMPTION PRICES IN THE SECOND PARAGRAPH OF
    SECTION 7.)

together, in each case, with accrued interest to the redemption date.

  If an event of default as defined in the Indenture shall occur, the principal of this Bond may become and be declared due and payable in the manner and with the effect provided in the Indenture. No holder of this Bond shall have any right to institute any suit or proceeding for the foreclosure of the Indenture or for any other remedy thereunder, except to the extent and in the manner set forth in the Indenture.

  The Indenture contains provisions permitting the modification thereof within the limits set forth therein, with the assent of the holders of seventy-five per cent (75%) in aggregate principal amount of the outstanding Bonds of all series, but does not permit (a) the extension of the maturity of any Bond or of any installment of principal or interest thereon or the reduction of the principal thereof or of any installment of such principal or of the rate or rates of interest or of any premium thereon without the consent of the holder thereof,
(b) the creation by the Company of any mortgage or other similar lien ranking prior to or on a parity with the lien of the Indenture, (c) the modification of provisions pertaining to one or more, but less than all, of the series of Bonds then outstanding without the additional consent of the holders of at least seventy-five per cent (75%) of the principal amount of the Bonds of each series so affected, or (d) the reduction in the percentage of the principal amount of Bonds upon the consent of the holders of which modifications may be made as aforesaid.

  This Bond is transferable by the registered holder hereof in person or by attorney duly authorized in writing, at the office of First Trust National

                                          -

Association, St. Paul, Minnesota, on registry books kept for such purpose at such office and upon surrender and cancellation of this Bond. No charge will be made by the Company for any exchange or transfer of this Bond, other than for stamp taxes or other governmental charges, if any, applicable thereto. The Company shall not be required (i) to transfer or exchange this Bond for a period of ten days next preceding any interest payment date hereon or next preceding any applicable selection of Bonds to be redeemed, or (ii) to register the transfer or exchange of this Bond if so selected for redemption in whole or in part except, if selected for redemption in part, the portion hereof not to be redeemed. Upon any such transfer, a new Bond or Bonds of the same series of Bonds of which this Bond is one, and for the same aggregate principal amount, will be issued to the transferee therefor.

  No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any agreement supplemental thereto against any subscriber to the capital stock, incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation or any receiver or trustee in bankruptcy, whether by virtue of any constitution or statute or rule of law or by the enforcement of any assessment or penalty or stock subscription or otherwise, all such liability, whether at common law or in equity or by statute or constitution or otherwise, being, to the extent permitted by law, by the acceptance and as a part of the consideration for the issuance hereof, expressly waived and released by the registered holder hereof.


                                          -

                           (FORM OF TRUSTEE'S CERTIFICATE)

  This is to certify that this is one of the Bonds of the series designated therein described in the within mentioned Indenture.

                                       FIRST TRUST NATIONAL ASSOCIATION,
                                            Corporate Trustee

                                       By
                                          --------------------------------------
                                                 ITS AUTHORIZED SIGNER

  SECTION 5. The temporary Bonds of the Series of      shall be printed. The
definitive Bonds of such Series may be in the form of fully engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds printed.

  SECTION 6. Temporary Bonds of the Series of      shall, notwithstanding
anything contained in Section 4.09 of the Revised Indenture, be issuable only as fully registered Bonds without coupons and shall be subject to all of the provisions of said Section 4.09. The definitive Bonds of such Series shall have all of the benefits of Section 4.06 (exclusive of subparagraphs (a), (c) and (d) thereof) of the Revised Indenture. Notwithstanding anything contained in Section
4.11 of the Revised Indenture, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident to the transfer or exchange of Bonds of the Series
of      but may not require payment of any further sum for Bonds issued upon
such transfer or exchange. Bonds of the Series of      shall be executed on
behalf of the Company by the manual or facsimile signature of its President or a Vice President under its corporate seal (which may be a facsimile thereof), attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

  SECTION 7. At the option of the Company and upon the notice and in the manner and with the effect provided in Article VII of the Revised Indenture as supplemented by this Section 7, any or all of the Bonds of the Series of may be redeemed by the Company at any time and from time to time upon payment of the percentages of the principal amount thereof set forth in the following table under the heading "General Redemption Price":


                                          -

                     IF REDEEMED DURING THE TWELVE MONTHS' PERIOD BEGINNING
                        GENERAL                           GENERAL                           GENERAL
                      REDEMPTION                         REDEMPTION                       REDEMPTION
                        PRICE                              PRICE                             PRICE
- ----------            ----------       ----------        ----------       ----------      ----------

 together, in each case, with accrued interest to the redemption date; PROVIDED,
HOWEVER, that no Bonds of the Series of      shall be redeemed pursuant to this
paragraph of this Section 7 prior to         directly or indirectly from the
proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an effective interest cost to the Company, computed
in accordance with generally accepted financial practice, of less than    % per
annum.

  The Bonds of the Series of      (a) shall be redeemed by the Company from time
to time to the extent and upon the notice and in the manner and with the effect provided in Article VII of the Revised Indenture as supplemented by this Section 7 from funds in the sinking fund provided by Section 8 hereof, and (b) may be redeemed by the Company at any time and from time to time at the option of the Company and upon the notice and in the manner and with the effect provided in
Article VII of the Revised Indenture as supplemented by this Section 7 from the net proceeds accruing from mortgaged property sold or transferred, whether voluntarily or involuntarily, by the Company to any municipality, governmental agency or public authority, upon payment of the percentages of the principal amount thereof set forth in the following table under the heading "Special Redemption Price":


                                          -

                     IF REDEEMED DURING THE TWELVE MONTHS' PERIOD BEGINNING
                       SPECIAL                            SPECIAL                          SPECIAL
                      REDEMPTION                         REDEMPTION                       REDEMPTION
                        PRICE                              PRICE                             PRICE
- ----------            ----------       ----------        ----------       ----------      ----------

together, in each case, with accrued interest to the redemption date. No Bonds
of the Series of      redeemed pursuant to this paragraph of this Section 7
shall be reissued or otherwise utilized under any of the provisions of the Indenture, and no Bonds of any series whatsoever shall be issued in lieu thereof.

  If Bonds of the Series of      are to be redeemed as provided in this Section
7, notice of redemption shall be given by first class mail, postage prepaid, by or on behalf of the Company, not less than thirty (30) nor more than sixty (60) days prior to the date of redemption, to the registered holders of all Bonds to be redeemed, at their respective addresses appearing upon the books maintained by the corporate Trustee pursuant to Section 4.10 of the Revised Indenture. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the registered holder receives the notice. In any case, failure to give due notice by mail, or any defect in the notice, to the registered holder of any
Bond of the Series of      designated for redemption in whole or in part shall
not affect the validity of the proceedings for the redemption of any other Bond
of such Series. In case of any redemption of Bonds of the Series of      by the
corporate Trustee pursuant to the provisions of the Indenture or any indenture supplemental thereto, notice of redemption shall be given in a similar manner by the corporate Trustee. Notwithstanding any provision of Article VII of the Revised Indenture, no publication of notice of redemption of Bonds of the Series
of      shall be required by the Indenture.


                                          -

  Except as provided in the immediately preceding paragraph, the provisions of
Article VII of the Revised Indenture shall in all respects apply to any redemption to which this Section 7 applies. Nothing in this Section 7 contained shall affect the manner of giving notice of the redemption of Bonds of the
Company of any series other than Bonds of the Series of     .

  SECTION 8. (a) So long as any of the Bonds of the Series of      are
outstanding, there shall be a sinking fund for the benefit of the outstanding Bonds of all series into which the Company shall pay to the corporate Trustee on the first day of December of each year an amount in cash equal to 1% of the greatest aggregate principal amount at any time theretofore outstanding of Bonds of each series of which at the date of payment there are Bonds outstanding, provided that there shall first be deducted from such aggregate principal amount the aggregate principal amount of the Bonds of any such series which have theretofore been refunded by the issuance of Bonds of another series, provided, that the Company shall not be required to make payment into the sinking fund with respect to any series of Bonds created after the date hereof until the first day of December in the calendar year following the calendar year in which such Bonds were issued except to the extent, if any, that Bonds of such additional series were issued to refund Bonds of a prior series. Whenever there are more than one series of Bonds outstanding on a first day of December on which an obligation accrues to the Company to make a payment into the sinking fund, the Trustees upon receipt of the payment by the Company on account of such obligation shall allocate such payment to each of the series of Bonds outstanding in the proportion of the net aggregate principal amount which the Bonds of such series included in the computation of such sinking fund payment bears to the aggregate principal amount of the Bonds of all series included in such computation. Sinking fund moneys shall be held by the Trustees as a part of the mortgaged property and for the benefit of the Bonds of the series to which the same shall be allocated by the Trustees as herein provided.

  (b) The first payment into the sinking fund which the Company shall pay with
respect to Bonds of the Series of      shall be made on the first day of
December,     . Moneys in the sinking fund for the benefit of the Bonds of the
Series of      shall be applied, not later than February 1 of each year, (i) to the redemption of Bonds of such Series by lot, in accordance with the provisions of Article VII of the Revised Indenture as

                                          -
supplemented by Section 7 hereof, at the Special Redemption Prices set forth in the second paragraph of Section 7 hereof, plus, in each case, accrued interest to the redemption date, or (ii) to the redemption of Bonds of such Series at the aforesaid Special Redemption Prices ratably from the holders of all thereof in the proportions which the principal amount of Bonds of such Series held by each holder bears to the principal amount of all Bonds of such Series then outstanding, computed to the nearest unit of Bonds of the denomination of $1,000. The Company shall provide from funds not constituting a part of the trust estate for the premium and/or accrued interest, if any, paid or required in connection with any such redemption. Any unused portion of moneys in the sinking fund shall be carried over for the benefit of Bonds of the applicable series and used with the next payment into the sinking fund. The Company may elect whether to redeem such Bonds by lot or pro rata; provided that in the event that the Company does not by any December 15 elect the manner in which moneys in the sinking fund are to be applied to the redemption of Bonds of such Series, any moneys in the sinking fund applicable to such Series shall be applied by the Trustees to the redemption of Bonds of such Series by lot. No Bonds of whatsoever series redeemed pursuant to the sinking fund established by this Section 8 shall be reissued or otherwise utilized under any of the provisions of the Indenture, and no Bonds of any series whatsoever shall be issued in lieu thereof.

  (c) In lieu of depositing cash with the corporate Trustee to be held and applied by it as a part of the sinking fund for the Bonds of the Series
of     , the Company may reacquire and deliver to the corporate Trustee Bonds of such Series at the amount which would have been required to effect the redemption through the sinking fund of the Bonds so delivered on the February 1 next following such delivery. Any such Bonds so delivered to the corporate Trustee shall be accompanied by an officers' certificate stating (i) that such Bonds have been duly issued and outstanding and have been reacquired by the Company, (ii) that none of such Bonds has theretofore been made the basis for the authentication of Bonds or for the withdrawal of cash or has otherwise been utilized under any of the provisions of the Indenture, and (iii) that such Bonds are delivered to the corporate Trustee in lieu of cash required to be deposited in the sinking fund for Bonds of such Series. All Bonds so delivered shall be cancelled and destroyed by the corporate Trustee and shall not be made the basis for the authentication of Bonds or for the withdrawal of cash or otherwise utilized under any of the provisions of the Indenture.

                                          -

  SECTION 9. So long as any of the Bonds of the Series of      shall be
outstanding, the Company will not (i) declare or pay, or set apart any funds for the payment of, any dividends (other than dividends payable in Common Shares of the Company) on any Common Shares of the Company, or (ii) make any other distribution, by reduction of capital or otherwise, in respect of any Common Shares of the Company, unless, immediately after giving effect thereto, the sum of

      (1) the aggregate amounts declared and paid or payable as, or set apart for, dividends (other than dividends payable in Common Shares of the Company) on the Common Shares of the Company subsequent to December 31, 1976, and

      (2) the aggregate amounts otherwise distributed (taken at cost to the Company or fair value at time of distribution, whichever is higher) in respect of the Common Shares of the Company subsequent to December 31, 1976, will not be in excess of $8,000,000 plus the net income of the Company available for Common Shares accrued subsequent to December 31, 1976. The Company's net income available for Common Shares shall be determined in accordance with generally accepted accounting principles; provided, however, that solely for the purpose of computing such net income, and not otherwise, there shall be deducted from such net income of the Company for each calendar year after the year 1976, as an additional depreciation charge, the amount, if any, by which the depreciation requirement of the Company (as defined in Section 2.01(34) of the Revised Indenture) for such year exceeds the depreciation charges actually made by the Company for such year on account of its depreciable fundable property.


                                     ARTICLE II.

                                    MISCELLANEOUS

  SECTION 10. All of the provisions of this Forty-      Supplemental Indenture
shall be deemed to be a part of the Indenture, and shall bind and benefit the Company, the Trustees and the holders of the Bonds, or a specified series thereof where the provisions are with respect to such series only, and the Trustees and the holders of the Bonds shall have the same remedies for a breach
of any of the provisions of this Forty-      Supplemental Indenture as are
provided in the Indenture with respect to a breach of any of the provisions of the Indenture. Nothing herein contained,

                                          -
except as herein otherwise expressly provided, shall be taken or construed as modifying, altering, amending or changing any of the terms, covenants, provisions, conditions or limitations contained in the Indenture, and all of the terms, conditions, provisions, covenants and limitations of the Indenture, as
supplemented by this Forty-      Supplemental Indenture, are expressly ratified,
approved, confirmed and assumed by the Company, and all thereof shall bind the Company, its successors and assigns, and shall inure to the benefit of the Company, its successors and assigns.

  SECTION 11. In case any one or more of the provisions of this
Forty- Supplemental Indenture shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of
this Forty-      Supplemental Indenture, but this Forty-      Supplemental
Indenture shall be construed and enforced as if such illegal or invalid provision or provisions had not been contained herein.

  SECTION 12. This Forty-      Supplemental Indenture may be simultaneously
executed in any number of counterparts, each of which is, and shall be taken, accepted and received by the parties hereto, and by all other persons, as an original, and all thereof shall together evidence and constitute one and the same agreement.

  SECTION 13. This Forty-      Supplemental Indenture is exempt from the
Minnesota State Transfer Tax.

                                          -

  IN WITNESS WHEREOF, Otter Tail Power Company has caused this Forty-Supplemental Indenture to be signed in its name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries; First Trust
National Association has caused this Forty-      Supplemental Indenture to be
signed in its name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by one of its Assistant Secretaries; and James A. Ehrenberg has hereunto set his hand and seal, all as of the day and year first above written.

                                       OTTER TAIL POWER COMPANY

                                       By
                                          --------------------------------------
                                                 VICE PRESIDENT, FINANCE

Attest:

- -------------------------------------
              SECRETARY

                                       FIRST TRUST NATIONAL ASSOCIATION

                                       By
                                          --------------------------------------
                                                 VICE PRESIDENT

Attest:

- -------------------------------------
         ASSISTANT SECRETARY



                                          --------------------------------------
                                                      James A. Ehrenberg

                                          -

STATE OF MINNESOTA
                      SS.
COUNTY OF OTTER TAIL


  On this    day of         , before me, a Notary Public in and for said County
and State, personally appeared A. E. ANDERSON and JAY D. MYSTER, to me personally known to be the Vice President, Finance and the Secretary, respectively, of Otter Tail Power Company, one of the corporations described in and that executed the within instrument, who, being by me duly sworn, did say that they are, respectively, the Vice President, Finance and Secretary of said corporation, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said A. E. ANDERSON and JAY D. MYSTER acknowledged said instrument to be the free act and deed of said corporation.


                                          --------------------------------------


STATE OF MINNESOTA
                       SS.
COUNTY OF RAMSEY

  On this    day of         , before me, a Notary Public in and for said County
and State, personally appeared          and         , to me personally known to
be a Vice President and an Assistant Secretary, respectively, of First Trust National Association, one of the corporations described in and that executed the within instrument, who, being by me duly sworn, did say that they are, respectively, a Vice President and an Assistant Secretary of said corporation, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said
corporation by authority of its Board of Directors, and said         and
acknowledged said instrument to be the free act and deed of said corporation.


                                          --------------------------------------


                                          -

STATE OF MINNESOTA
                        SS.
COUNTY OF RAMSEY

  On this    day of         , before me, a Notary Public in and for said County
and State, personally appeared JAMES A. EHRENBERG, to me personally known to be the person who is described in and who executed the within instrument, who, being by me duly sworn, acknowledged to me that he executed the same as his free act and deed.


                                          --------------------------------------


This instrument was drafted by:
Dorsey & Whitney LLP
220 South Sixth Street, Minneapolis, Minnesota 55402


                                          -